N E W S R E L E A S E

Contacts:	Brett Manderfeld	John S. Penshorn
	Vice President	Senior Vice President
	952-936-7216	952-936-7214

Media:	Tyler Mason
Vice President
424-333-6122

(For Immediate Release)

UNITEDHEALTH GROUP TO HOST INVESTOR CONFERENCE

NEW YORK, N.Y. (November 20, 2018) - UnitedHealth Group (NYSE: UNH) will host its annual Investor Conference with analysts and institutional investors in New York City on Tuesday, November 27, 2018, beginning at 8:00 a.m. ET. At the meeting, senior leaders will discuss the Company’s performance and outlook for 2019, showcase progressive new technologies and services, and conduct seminars addressing initiatives under way to address key trends in health care.

The Company will host a livestream of the mainstage presentation and management question and answer portions of this meeting and will make conference materials available on its Investors page at www.unitedhealthgroup.com. A replay of the conference will be available on the Company web site through January 2, 2019.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health care company dedicated to helping people live healthier lives and helping make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.